Exhibit 10.11

501 SECOND STREET

OFFICE LEASE

BY AND BETWEEN

501 SECOND STREET ASSOCIATES, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AS LANDLORD

AND

NBT TECHNOLOGY, INC.,

A DELAWARE CORPORATION

AS TENANT

PREMISES:

501 SECOND STREET, SUITE 410

SAN FRANCISCO, CALIFORNIA

OFFICE LEASE

SUMMARY OF LEASE TERMS

501 Second Street

San Francisco, California

A.	Date:	January 23, 2003

B.	Landlord:	501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company

	Landlord’s address for notices: [Paragraph 26(k)]	c/o SKS Investments 500 Treat Avenue, Suite 200 San Francisco, CA 94110

With a copy to:

Coblentz, Patch, Duffy & Bass, LLP 222 Kearny Street, 7th Floor San Francisco, CA 94108 Attention: Barbara Milanovich, Esq.

	Landlord’s address for payments: [Paragraph 3(c)]	501 Second Street Associates, LLC c/o Sanwa Bank P.O. Box 7281 San Francisco, CA 94120

C.	Tenant:	NBT Technology, Inc. a Delaware corporation

	Tenant’s address for notices: [Paragraph 26(k)]	Before the Commencement Date:

139 Townsend Street, 3rd Floor San Francisco, CA 94107

Following the Commencement Date:

501 Second Street, Suite 410 San Francisco, CA 94107

	Tenant Contact Person:	Jerry Kennelly

D.	Floor(s) on which Premises situated: [Paragraph 1(j)]	Fourth Floor

E.	Rentable area of Premises: [Paragraph 1(j)]	5,587 square feet

i

F.	Tenant’s Percentage Share: [Paragraph 1(o)]	2.90%

G.	Base Expense Year: [Paragraph 1(b)]	Calendar year 2003

H.	Base Tax Year: [Paragraph 1(c)]	Calendar year 2003

I.	Lease Term: [Paragraph 2]	The term of this Lease shall be for two (2) years

	Commencement Date:	February 14, 2003

	Expiration Date:	February 13, 2005

J.	Basic Rental: [Paragraph 3(a)]

Lease Years	Basic Annual Rental/Sq. Ft.	Basic Annual Rental	Basic Monthly Rental
Lease Year 1	$19.00	$106,153.00	$8,846.08
Lease Year 2	$20.00	$111,740.00	$9,311.67

K.	Parking: [Paragraph 24]	Four (4) unreserved parking spaces

L.	Security Deposit: [Paragraph 3(d)]	Twenty-Six Thousand Five Hundred Thirty-Eight Dollars ($26,538.00)

M.	Landlord’s Broker(s): [Paragraph 26(s)]	Colliers International

N.	Tenant’s Broker(s): [Paragraph 26(s)]	BT Commercial

O.	Exhibits and addenda: [Paragraph 26(x)]	Exhibit A - Floor Plan Exhibit B - Building Rules and Regulations Exhibit C - Intentionally omitted Exhibit D - Commencement Date Memorandum

The provisions of the Lease identified above in brackets are those provisions where references to particular Lease Terms appear. Each such reference shall incorporate the applicable Lease

Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

LANDLORD:

501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company

By:	501 Second Street, L.P., a Delaware limited partnership Member

	By:	501 Second Street Management, LLC, a Delaware limited liability company General Partner

		By:	SKS 501 Second Street, LLC, a Delaware limited liability company Managing Member

			By:	/s/ Paul Stein
			Name:	Paul Stein
			Title:	Member

TENANT:

NBT TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Jerry Kennelly
Name:	Jerry Kennelly
Title:	CEO

By:

Name:

Title:

EXHIBIT A	FLOOR PLAN

EXHIBIT B	BUILDING RULES AND REGULATIONS

EXHIBIT C	INTENTIONALLY OMITTED

EXHIBIT D	COMMENCEMENT DATE MEMORANDUM

501 SECOND STREET

SAN FRANCISCO, CALIFORNIA

OFFICE LEASE

THIS LEASE is dated for reference purposes only as of January 23, 2003, between 501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NBT TECHNOLOGY, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Paragraph 1(j) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth.

1. DEFINITIONS. In addition to terms that are defined elsewhere in this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(a) The term “Applicable Laws” shall mean all laws, statutes, ordinances, orders, judgments, decrees, regulations, permits, and requirements of all courts and governmental authorities now or hereafter in effect and applicable to the Real Property, including, without limitation, Title III of the Americans With Disabilities Act of 1990 and all regulations and guidelines promulgated thereunder (the “ADA”).

(b) The term “Base Expense Year” shall mean the calendar year set forth in Paragraph G of the Summary of Lease Terms.

(c) The term “Base Tax Year” shall mean the calendar year set forth in Paragraph H of the Summary of Lease Terms.

(d) The term “Building” shall mean the office building located at 501 Second Street in San Francisco, California.

(e) The term “Building Standard Improvements” shall mean those improvements installed in the Premises as of the Commencement Date, including Landlord’s Work (as defined in Paragraph 2(d)).

(f) The term “Common Areas” shall mean all areas of the Building made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, including, without limitation, common entrances, lobbies, restrooms, elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and service ways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Common Areas at any time, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rental under this Lease, from time to time, close-off or restrict access to the Common Areas for purposes of permitting or facilitating any construction, alteration, repairs or improvements, provided that Tenant’s access to the Building, or any other express right of Tenant under this Lease, shall not be materially impaired.

(g) The term “Land” shall mean the parcel(s) of land on which the Building is located.

(h) The term “Lease Year” means each consecutive twelve (12) month period during the Lease Term, commencing on the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the calendar month during which the first anniversary of the Commencement Date occurs, and subsequent Lease Years shall be each succeeding twelve (12) month period during the Lease Term following the first Lease Year.

(i) (i) The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Real Property (as defined in Paragraph 1(k) hereof) and Common Areas (as defined in Paragraph 1(f) hereof), including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, parking privileges, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Real Property and costs of training such employees; (2) payroll, social security, workers’ compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to any Casualty (as defined in Paragraph 19(a)), boiler and machinery, theft, rent interruption and liability insurance, and any other insurance (including earthquake insurance) as may be deemed necessary or advisable in the reasonable judgment of Landlord, or as may be required by the “Holder” of any “Superior Interest” (each as defined in Paragraph 15 hereof), all in such amounts as Landlord determines in good faith to be appropriate, and, after the Base Expense Year, costs of repairing an insured Casualty to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges, the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any governmentally mandated transportation system management program or similar program, including the costs of operating any shuttle bus or similar program; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building Systems (as defined in Paragraph 8(a) below) and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses (including fees and expenses for accounting, financial management, data processing and information services) and costs of tenant service programs; (10) repairs to and physical maintenance of the Real Property, including Building Systems and appurtenances thereto, and repair and replacement of worn-out equipment, facilities and installations; (11) janitorial, window cleaning, security services, extermination, water treatment, rubbish removal, plumbing and other services, and inspection or service contracts for elevator, electrical, mechanical, sanitary, heating, ventilation and air conditioning, and other building equipment and systems; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional, consulting or service fees and expenses; (14) painting the exterior or the public or Common Areas and the cost of maintaining and repairing or replacing the sidewalks, landscaping and other Common Areas; (15) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (16) all costs associated with the maintenance, repair, operation, removal or replacement of the “INC” (as defined in Paragraph 23(a)(iii) below) of the Building, including without limitation, costs for acquiring and installing INC and Building Riser spaces (as defined in Paragraph 23(a)(ii) below) to accommodate new INC and spare INC, any associated computerized system and software for maintaining records of INC connections, costs for actual work required to provide cable pair assignments and routine maintenance of the INC, cost of insurance premiums and taxes related to the INC, and the fees of any consulting engineers and other experts; (17) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord exclusively for use in the Building after the Base Expense Year required under any Applicable Laws (other than the cost of capital improvements or capital assets to correct noncompliance with any Applicable Laws if, as of the Commencement Date, Landlord has received notice of such noncompliance from any governmental entity), such cost or allocable portion to be amortized over the useful life thereof as reasonably determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 3(c) hereof) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements-or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired (the “Amortization Rate”); (18) the cost of any capital improvements made by Landlord to the Real Property, or capital assets acquired by Landlord after the Base Expense Year for the protection of the health and safety of the occupants of the Real Property, for the replacement of Building Systems or components thereof, or that are intended to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof as reasonably determined by Landlord (except that Landlord may include as an Operating Expense in any calendar year a portion of the cost of such a capital improvement or capital asset not in excess of Landlord’s estimate of the amount of the reduction of other Operating Expenses in such year resulting from such capital improvement or capital asset), together with interest on the unamortized balance at the Amortization Rate; (19) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in the Common Areas or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Complex); (20) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord exclusively for use in the Building after the Base Expense Year to the extent that the cost of any such improvement or asset is less than twenty thousand dollars ($20,000); (21) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the itemizations hereunder, or for any such additional work, labor, services or material resulting from compliance with any Applicable Laws affecting the Real Property or any part thereof (other than such expenses and costs to correct noncompliance with any Applicable Laws if, as of the Commencement Date, Landlord has received notice of such noncompliance from any governmental entity); (22) property management office rent or rental value; (23) payments under any easement, license, operating agreement, declaration, restrictive covenant or instrument in effect on the Commencement Date pertaining to the sharing of costs by the Building; and (24) the cost of operation, repair and maintenance of the parking facilities appurtenant to or servicing the Building (the “Parking Facilities”), including resurfacing, restriping and cleaning.

(ii) To the extent costs and expenses described above relate to both the Real Property and other property or relate to the Common Areas, such costs and expenses shall, in determining the amount of Operating Expenses, be equitably allocated by Landlord in accordance with sound property management practices.

(iii) Operating Expenses shall not include the following: (1) depreciation on the Building; (2) debt service (except relating to capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 1(i)); (3) interest (except as expressly provided in this Paragraph 1(i)); (4) Real Property Taxes; (5) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building tenants or the enforcement of leases; (6) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses pursuant to this Paragraph 1(i)); (7) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (8) advertising and promotional expenditures to the extent the same are materially in excess of those charged as operating expenses by the owners of comparable buildings; (9) real estate brokers’ or other leasing commissions; (10) salaries and other compensation of executive officers of Landlord or the managing agent of the Building senior to the Building manager; (11) the cost of any non-standard service provided to any other tenant of the Building which is not also available to Tenant, or is available only upon Tenant’s payment of a separate charge; (12) the cost of repairs or other work occasioned by any Casualty, (provided that costs of repairing an insured Casualty to the extent of the deductible amount under the applicable insurance policy shall constitute an Operating Expense); (13) overhead and profit increment paid to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building, to the extent that the cost of such goods and/or services materially exceeds the cost of comparable goods and/or services were they rendered by qualified unaffiliated parties on a competitive basis, taking into account the scope and quality of the goods and/or services in question; (14) specific costs incurred for the account of, separately billed to, and payable by specific tenants (other than through the payment of a proportionate share of Operating Expenses); provided however, that if any tenant in the Building contracts directly for services for which Tenant pays Landlord pursuant to Paragraph 4 below, the total costs of such services for the Building shall be “grossed up” to reflect what those costs would have been had such tenants not directly contracted for such services; (15) costs of electrical power for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or submetered and pays Landlord directly; provided, however, that if any tenant in the Building contracts directly for electrical power service or is separately metered or submetered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had such tenants not directly contracted for such service or been separately metered or submetered; (16) Landlord’s charitable or political contributions to the extent the same are materially in excess of those charged as operating expenses by owners of comparable buildings; (17) the cost of rental for items (except when needed in connection with normal repairs and maintenance or keeping permanent systems in operation while repairs are being made) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded from Operating Expenses in this Paragraph 1(i) (excluding, however, equipment not permanently affixed to the Building or the Land which is used in providing janitorial or similar services); (18) any capital expenditures other than as expressly permitted under Paragraph 1(i)(i) above; or (19) any costs expressly excluded from Operating Expenses elsewhere in this Lease. Further, in the event that Landlord elects to carry insurance on the Building subsequent to the Base Expense Year (and include the cost thereof within Operating Expenses), the Operating Expenses for the Base Expense Year shall be increased to reflect the additional Operating Expenses which Landlord reasonably estimates would have been incurred during the Base Expense Year had Landlord carried such insurance for the Building during the Base Expense Year. In addition, Operating Expenses for the Base Expense Year shall not include market-wide labor-rate increases due to extraordinary circumstances, such as boycotts and strikes, nor utility rate increases due to extraordinary circumstances, including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

(j) The term “Premises” shall mean the space in the Building designated by cross-hatching on the floor plan(s) attached hereto as Exhibit A (exclusive of the areas, if any, shown by shading) and situated on the floor(s) of the Building specified in Paragraph D of the Summary of Lease Terms, together with the appurtenant right to the use, in common with others, of the Common Areas. Landlord and Tenant agree that the Premises contain the number of square feet of rentable area specified in Paragraph E of the Summary of Lease Terms. All the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, improvements and repairs, are reserved to Landlord, but Landlord’s use thereof shall not unreasonably interfere with Tenant’s use and enjoyment of the Premises.

(k) The term “Real Property” shall mean, collectively, the Land, the Building, and the utilities, facilities, drives, walkways, parking facilities and other amenities appurtenant to or servicing the Building.

(l) The term “Real Property Taxes” shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged or imposed (i) on the Real Property or any part thereof, (ii) on Landlord with respect to the Real Property, (iii) on the act of entering into this Lease or any other lease of space in the Real Property, (iv) on the use or occupancy of the Real Property or any part thereof, (v) with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, (vi) on or attributable to personal property used in connection with the Building, including the Common Areas, (vii) related to any transportation plan, fund or system affecting the Building, and (viii) relating to or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax, gross receipts tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a part of Real Property Taxes.

(m) The term “Rental” shall include the Basic Monthly Rental set forth in Paragraph J of the Summary of Lease Terms, all additional rent, and any other costs or charges payable by Tenant to Landlord hereunder.

(n) [Intentionally omitted.]

(o) The term “Tenant’s Percentage Share” shall mean the percentage figure specified in Paragraph F of the Summary of Lease Terms (subject to Landlord’s right, from time to time, to adjust such percentage to reflect accurate measurements of the Premises or other portions of the Building and/or to reflect changes in Landlord’s standard common area load factor).

2. TERM.

(a) The term of this Lease (the “Lease Term”) shall commence and, unless ended sooner as herein provided, shall expire on the dates respectively specified in Paragraph I of the Summary of Lease Terms (respectively referred to hereinafter as the “Commencement Date” and the “Expiration Date”). Landlord and Tenant hereby agree to confirm the actual Commencement and Expiration Dates within ten (10) days following the commencement of the Lease Term by executing and delivering to each other counterparts of a Commencement Date Memorandum in the form of Exhibit D attached hereto, but the Lease Term shall commence on the Commencement Date and end on the Expiration Date whether or not such Memorandum is executed. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.

(b) Landlord shall deliver possession of the Premises to Tenant on the Commencement Date; provided, however, that if Landlord does not deliver possession of all or any portion of the Premises to Tenant on the Commencement Date specified in Paragraph I of the Lease Summary, for any reason beyond Landlord’s reasonable control, this Lease shall not be void or voidable and Landlord shall not be deemed in default or otherwise liable to Tenant for any claims, damages, or liabilities in connection therewith or by reason thereof, but in such event the Commencement Date shall be the date Landlord actually delivers possession of the Premises to Tenant, and the Expiration Date shall be extended one (1) day for each day beyond February 14, 2003 that Landlord is delayed in delivering the Premises to Tenant, and Tenant shall accept such delivery of the Premises, which acceptance shall constitute agreement by Tenant that the Premises are in the condition required by this Lease.

(c) Notwithstanding the foregoing, if the Commencement Date does not occur by April 14, 2003 (the “Premises Delivery Deadline”), Tenant, as its sole remedy, shall have the right to cancel this Lease by giving written notice of such cancellation to Landlord at any time after the Premises Delivery Deadline and prior to the date Landlord delivers possession of the Premises to Tenant, in which case this Lease shall be cancelled effective thirty (30) days after Landlord’s receipt of Tenant’s cancellation notice, unless Landlord delivers possession of the Premises to Tenant within said thirty (30) day period. The Premises Delivery Deadline shall be extended by the number of days that Landlord is delayed in delivering possession of the Premises due to any act, neglect, failure or omission of Tenant or any Tenant Parties (as defined in Paragraph 9(b) below) or Force Majeure Delay (as defined below); provided, however, that if due to Force Majeure Delay (but not delay caused by Tenant or any Tenant Parties) Landlord does not deliver possession of the Premises to Tenant prior to May 14, 2003 (the “Outside Delivery Deadline”), Tenant, as its sole remedy, shall have the right to cancel this Lease by giving written notice of such cancellation to Landlord at any time after the Outside Delivery Deadline and prior to the date Landlord delivers possession of the Premises to Tenant. For purposes of this Lease, the term “Force Majeure Delay” shall mean any delay attributable to one or more of the following causes: strike, lockout or other labor disturbance, civil disturbance, fire, flood, lightning, earthquake, or other act of God or the public enemy, war, riot, sabotage, blockade, embargo, accident, interruption of utilities or services, inability to obtain necessary materials, supplies or labor, action or inaction on the part of any government or regulatory body, or any other similar cause which is beyond the reasonable control of Landlord. If Tenant cancels this Lease pursuant to this Paragraph 2(c), Landlord shall refund the amount equal to the Basic Monthly Rental and the Deposit (as defined in Paragraph 3(d)) paid pursuant to Paragraph 3(d), and neither party shall have any obligations to the other under this Lease, except for obligations arising before such cancellation and obligations that expressly survive the expiration or earlier termination of this Lease.

(d) Tenant agrees to accept possession of the Premises in their “as is” condition on the date of this Lease, without representation or warranty by Landlord, express or implied, and with no obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, or to perform any construction, remodeling or other work of improvement upon the Premises, or contribute to the cost of any of the foregoing, except that prior to delivery of the Premises to Tenant, Landlord shall re-paint and re-carpet the Premises using Building standard materials in colors to be selected by Tenant and cause all systems and equipment installed within or serving the Premises to be fully functional and in good order, condition and repair (“Landlord’s Work”). Landlord agrees to diligently endeavor to complete Landlord’s Work (without the payment of overtime labor costs or other additional expense) prior to February 14, 2003. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as expressly set forth in this Lease.

(e) Tenant agrees that in the event Tenant takes possession or enters into the Premises prior to the Commencement Date for any reason, including for the purpose of preparing the Premises for Tenant’s occupancy, such possession or entry shall be pursuant to all of the terms, covenants and conditions of this Lease, including, without limitation, Tenant’s indemnity obligations contained in Paragraph 13 below, but excluding the obligation to pay Basic Monthly Rental or Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes, as provided in Paragraph 4 below. Without limiting the foregoing, Tenant shall pay the cost of all utilities and other services provided to the Premises prior to the Commencement Date which are required by reason of Tenant’s early possession or entry.

3. RENTAL; SECURITY DEPOSIT.

(a) Except as otherwise provided in Paragraph 3(d) below, beginning on the Commencement Date, Tenant agrees to pay to Landlord as “Basic Monthly Rental” for the Premises the sums specified in Paragraph J of the Summary of Lease Terms.

(b) Basic Monthly Rental shall be paid to Landlord, in advance, on or before the first day of each and every successive calendar month during the Lease Term. In the event the Lease Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Basic Monthly Rental for the first and/or last fractional months of the Lease Term shall be appropriately prorated. All such prorations shall be made on the basis of a 360-day year consisting of twelve 30-day months.

(c) Rental shall be paid to Landlord without notice, demand, deduction or offset in lawful money of the United States in immediately available funds or by good check as described below at Landlord’s address for payments specified in Paragraph B of the Summary of Lease Terms, or to such other person or at such other place as Landlord from time to time may designate in writing (provided that, so long as a deed of trust in favor of PB Capital Corporation encumbers the Real Property, any change of the address for payment shall require the written consent of PB Capital Corporation). Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rental, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the “Interest Rate”) equal to the greater of (i) eighteen percent (18%) per year, or (ii) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate (the “Reference Rate”) charged on such due date by the San Francisco Main Office of Bank of America NT & SA (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers); provided, however, Tenant’s total liability for interest payments under this Lease shall not exceed the limits, if any, imposed on such payments by the usury laws of the State of California. In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rental due from Tenant is not received within three (3) days of when due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue Rental as a late charge; provided that, if Rental is not paid when due (3) times during the Lease Term, then thereafter Tenant shall not be entitled to such three (3) day grace period, and such late charge shall be assessed on any Rental not paid by 5:00 p.m. on the date due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rental by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Notwithstanding the provisions of this Paragraph 3(c) to the contrary, no late charge shall be assessed the first time during any Lease Year that Rental is not paid within five (5) days after the date on which it is due and payable, so long as Tenant shall pay any such delinquent amount within three (3) days after notice of such delinquency from Landlord.

(d) Upon signing this Lease, Tenant shall pay to Landlord (i) an amount equal to the Basic Monthly Rental for the first month of the Lease Term, which amount Landlord shall apply to the Basic Monthly Rental for such first month, and (ii) the amount of the security deposit specified in Paragraph L of the Summary of Lease Terms (the “Deposit”). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any Rental, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Deposit for the payment of any Rental in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from the Deposit only those sums reasonably necessary to remedy defaults in the payment of Rental, to repair damage caused by Tenant, or to clean the Premises. If Landlord uses or applies all or any portion of the Deposit as provided above, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall, at Landlord’s option, be an Event of Default (as defined in Paragraph 18(a)) under this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Lease Term and after Tenant has vacated the Premises; provided, however, that if this Lease is terminated by Landlord pursuant to Paragraph 18(b) below, or by Tenant in a bankruptcy proceeding pursuant to 11 U.S.C. §365, Landlord may retain the Deposit and apply the same against its damages recoverable pursuant to pursuant to California Civil Code Section 1951.2. Landlord’s return of the Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

4. TENANT’S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES.

(a) In addition to the Basic Monthly Rental payable during the Lease Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Percentage Share of (i) the amount, if any, by which Operating Expenses allocable to any calendar year subsequent to the Base Expenses Year exceed the amount of Operating Expenses allocable to the Base Expense Year, and (ii) the amount, if any, by which Real Property Taxes allocable to any calendar year subsequent to the Base Tax Year exceed the amount of Real Property Taxes allocable to the Base Tax Year. Notwithstanding the foregoing, if the Building is less than 100% occupied in any year during the Lease Term, Operating Expenses and Real Property Taxes for such year shall be adjusted, for purposes of the foregoing calculation, to the amount which they would have been if the Building had been 100% occupied. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Real Property Taxes as defined herein, the Basic Monthly Rental payable to Landlord prior to the imposition of such increases in Real Property Taxes shall be increased to net Landlord the same net Basic Monthly Rental after imposition of such increases in Real Property Taxes as would have been received by Landlord prior to the imposition of such increases in Real Property Taxes.

(b) During December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the amounts payable pursuant to Paragraph 4(a) above for the succeeding calendar year. On or before the first day of each month during the succeeding calendar year, Tenant shall pay to Landlord, as additional rent, one twelfth (1/12) of such estimated amounts. If Landlord fails to deliver such notice to Tenant in December, Tenant shall continue to pay Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes on the basis of the prior year’s estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the year in question, less any portion thereof previously paid by Tenant. If at any time it appears to Landlord that the amounts payable under this Paragraph 4(b) for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise Landlord’s estimate for such year, and subsequent payments by Tenant for such year shall be based on estimate. Landlord’s failure or delay in providing Tenant with Landlord’s estimate of Tenant’s Percentage Share of increases in Operating Expenses and Real Property Taxes or Landlord’s “annual statement” (as defined in subparagraph 4(c)(i) below) for any calendar year shall not constitute a default by Landlord hereunder, or a waiver by Landlord of Tenant’s obligation to pay Tenant’s Percentage Share of increases in Operating Expenses or Real Property Taxes for such calendar year or of Landlord’s right to send to Tenant such an estimate or annual statement, as the case may be.

(c) (i) Within one hundred twenty (120) days after the close of each calendar year or as soon after such one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the amounts payable under Paragraph 4(a) above for such calendar year (an “annual statement”). Landlord shall not be permitted to revise an annual statement for any calendar year more than twelve (12) months after the end of such calendar year unless Landlord first receives supplemental tax bills or statements from third parties relating to Operating Expenses or Real Property Taxes allocable to such calendar year after the expiration of said twelve (12) month period. Subject to subparagraph 4(c)(ii), such annual statement or revised annual statement shall be final and binding upon Tenant. If on the basis of such annual statement or revised annual statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. If on the basis of such annual statement or revised annual statement Tenant has paid to Landlord an amount in excess of the amounts payable under Paragraph 4(a) above for the preceding calendar year and Tenant is not in default in the performance of any of its covenants under this Lease, then Landlord, at its option, shall either promptly refund such excess to Tenant or credit the amount thereof to the Basic Monthly Rental or additional rent next becoming due from Tenant until such credit has been exhausted.

(ii) Tenant shall have the right, during the ninety (90) day period following delivery of an annual statement, and during the thirty (30) day period following delivery of a revised annual statement, at Tenant’s sole cost, to review in Landlord’s offices Landlord’s records of Operating Expenses and Real Property Taxes for the subject calendar year; provided, however, that during the thirty (30) day period following delivery of a revised annual statement, Tenant shall have the right to review Landlord’s records only to the extent directly relevant to the modifications contained in the revised annual statement. Such review shall be carried out only by regular employees of Tenant or by a regional accounting firm and not by any other third party. No person conducting such an audit shall be compensated on a “contingency” or other incentive basis. Tenant shall keep any information gained from its inspection of Landlord’s books and records confidential and shall not disclose any such information to any other party, except as required by Applicable Laws or to enforce Tenant’s rights under this Lease or in connection with any Transfer (as defined in Paragraph 12(a)). If requested by Landlord, Tenant shall require its employees, agents or contractors inspecting Landlord’s books and records to sign a confidentiality agreement prior to making Landlord’s books and records available to them. If, as of the ninetieth (90th) day after delivery to Tenant of an annual statement or the thirtieth (30th) day after delivery to Tenant of a revised annual statement, as the case may be, Tenant shall not have delivered to Landlord an objection statement (as defined below), then such annual statement or revised annual statement shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object to such statement. If within the ninety (90) day period or the thirty (30) day period, Tenant delivers to Landlord a written statement specifying objections to such annual statement or revised annual statement (an “objection statement”), then Tenant and Landlord shall meet to attempt to resolve such objection within thirty (30) days after delivery of the objection statement. Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all amounts payable in accordance with this Paragraph 4 (including any disputed amount). If such dispute results in an agreement that Tenant is entitled to a refund, Landlord shall, at its option, either pay such refund or credit the amount thereof to the Basic Monthly Rental and additional rent next becoming due from Tenant.

(d) If this Lease terminates on a day other than the last day of a calendar year, the amounts payable by Tenant under Paragraph 4(a) above with respect to the calendar year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such calendar year, to and including such termination date, bears to 360. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 4(c) above to be performed after such termination.

(e) It is the intention of Landlord and Tenant that (i) the Basic Monthly Rental paid to Landlord throughout the Lease Term shall be absolutely net of all increases, respectively, in Real Property Taxes over Real Property Taxes for the Base Tax Year and of Operating Expenses over Operating Expenses for the Base Expense Year, (ii) Landlord shall make no profit from the collection of increases in the Operating Expenses over those in the Base Expense Year or Real Property Taxes over those in the Base Tax Year, and (iii) the foregoing provisions of this Paragraph 4 are intended to so provide.

5. OTHER TAXES PAYABLE BY TENANT. Tenant shall reimburse Landlord upon demand for any and all taxes, but not including Real Property Taxes, payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto:

(a) imposed upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord;

(b) imposed upon or measured by the Basic Monthly Rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental (provided, however, that any tax on Basic Monthly Rental or additional rent which is in effect during the Base Tax Year shall be included in Real Property Taxes);

(c) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

(d) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Basic Monthly Rental payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

6. USE. Tenant agrees to use the Premises for general business office, administration and related business activities and agrees not to use nor permit the use of the Premises or any part thereof for any other purpose. Landlord represents and warrants to

Tenant that, on the Commencement Date, the Building may be lawfully used for office purposes. Tenant agrees not to do or permit to be done in or about the Premises or the Building, nor to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything which is prohibited by or will in any way conflict with any Applicable Laws now or hereafter in effect, or which would subject Landlord or Landlord’s agents to any liability, or which is prohibited by the standard form of fire insurance policy, or which will in any way increase the existing rate of (or otherwise may adversely affect) fire or any other insurance on the Building or any of its contents. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord, as additional rent, upon demand the amount of such increase. Tenant agrees not to do or permit to be done anything in, on or about the Premises or the Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, nor to use or permit to be used any loudspeaker or other device, system or apparatus which can be heard outside the Premises without the prior written consent of Landlord nor to permit any objectionable odors, bright lights or electrical or radio interference which may unreasonably annoy or interfere with the rights of other tenants of the Building or the public. Tenant agrees not to commit or suffer to be committed any waste in or upon the Premises. The provisions of this Paragraph 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

7. COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.

(a) Tenant agrees at its sole cost and expense to promptly comply with all Applicable Laws; with any occupancy certificate issued for the Premises; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises; provided, however, that subject to reimbursement as an Operating Expense if permitted pursuant to Paragraph 4, Tenant shall not be required to make or pay for alterations or improvements to the structural portions of the Premises or the Building Systems (as defined in Paragraph 8(a)), unless such alterations or improvements are necessitated by Tenant’s Alterations, acts or particular use of the Premises. In addition, Tenant shall be responsible, at its sole cost and expense, for (i) ADA compliance in the Premises, including in connection with any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (except Landlord’s Work), (ii) ADA compliance outside the Premises triggered by Tenant’s Alterations in the Premises, and (iii) ADA compliance outside the Premises necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. With respect to any ADA compliance work required outside the Premises for which Tenant is responsible hereunder, Landlord shall have the right to perform such work, or require that Tenant perform such work with contractors, subcontractors, engineers and architects approved by Landlord; and if Landlord elects to perform such work outside the Premises, Tenant shall reimburse Landlord for the cost of such work within ten (10) days following receipt of invoices therefor. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action against Tenant (whether Landlord be a party thereto or not), that Tenant has violated any Applicable Laws or other such requirements or provisions shall be conclusive of that fact as between Landlord and Tenant. If Tenant’s use or operation of the Premises or any of Tenant’s equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord.

(b) Tenant agrees to cooperate with Landlord and participate in traffic management programs to which the Building is subject. Without limiting the generality of the foregoing, Tenant agrees to encourage and support van and car pooling and bicycle use by, and staggered and flexible working hours for, its office workers and employees to the extent reasonably permitted by the requirements of Tenant’s business. Neither this Paragraph nor any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

(c) Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or in or on the Real Property any “hazardous substance” (as hereinafter defined). Tenant shall not manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or in or on the Real Property, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Real Property, or permit any person using or occupying the Premises to do any of the foregoing; provided, however, that Tenant may store and use within the Premises, in accordance with “environmental laws” (as hereinafter defined) hazardous substances typically associated with general office use (such as copier toner and cleaning supplies). Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all environmental laws applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein. As used in this Lease, “hazardous substance” shall mean any substance or material that is described as a toxic, hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity. As used in this Lease, “environmental laws” shall mean all Applicable Laws now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater.

(d) Tenant shall immediately furnish Landlord with any (i) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to environmental laws or hazardous substances.

(e) The provisions of this Paragraph 7 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

8. ALTERATIONS; LIENS.

(a) Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (hereinafter referred to as “Alterations”), or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, Tenant acknowledges that, by way of example and without limitation, it shall be reasonable for Landlord to withhold its consent to Alterations that may adversely affect the structural portions of the Building or the life-safety, electrical, plumbing, heating, ventilation, air-conditioning, fire-protection, telecommunications or other building systems (collectively, the “Building Systems”), or Alterations which require work to be performed in portions of the Real Property outside the Premises in order to comply with Applicable Laws. In addition, as a condition of its consent to Alterations hereunder, Landlord may impose any reasonable requirements that Landlord considers desirable, including a requirement that Tenant provide Landlord with a surety bond, a letter of credit, or other financial assurance that the cost of the Alterations will be paid when due. Alterations made by Tenant, including without limitation any partitions (movable or otherwise) or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures and movable furniture shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at Tenant’s expense (including expenses incurred in complying with Applicable Laws). All Alterations shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that (i) Landlord may, in its sole discretion, specify engineers, general contractors, subcontractors, and architects to perform work affecting the Building Systems; and (ii) if Landlord consents to any Alterations that require work to be performed outside the Premises, Landlord may elect to perform such work at Tenant’s expense. All Alterations shall be made in accordance with complete and detailed architectural, mechanical and engineering plans and specifications approved in writing by Landlord and shall be designed and diligently constructed in a good and workmanlike manner and in compliance with all Applicable Laws. The design and construction of any Alterations shall be performed in accordance with Landlord’s applicable rules, regulations and requirements, which Landlord shall enforce in a nondiscriminatory manner. Tenant shall cause any Alterations to be made in such a manner and at such times so that any such work shall not disrupt or interfere with the use or occupancy of other tenants or occupants of the Building. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, design of any work, construction of any work by Tenant, or delay in completion of any work by Tenant.

(b) Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord (i) any building or other permit required by Applicable Laws in connection with the Alterations; (ii) a copy of the executed construction contract(s); and (iii) written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises that they will look exclusively to Tenant for payment of any sums in connection therewith and that Landlord shall have no liability for such costs. In addition, Tenant shall require its general contractor to carry and maintain the following insurance at no expense to Landlord, and Tenant shall furnish Landlord with satisfactory evidence thereof prior to the commencement of construction: (A) Commercial General Liability Insurance with limits of not less than $2,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Contractor’s Protective Liability, and Products and Completed Operations Coverage in an amount not less than $500,000 per incident, $1,000,000 in the aggregate;(B) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto”, and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (C) Worker’s Compensation with statutory limits and Employer’s Liability Insurance with limits of not less than $100,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee; and (D) “Builder’s All Risk” insurance in an amount approved by Landlord covering the Alterations, including such extended coverage endorsements as may be reasonably required by Landlord, it being understood and agreed that the Alterations shall be insured by Tenant pursuant to Paragraph 14 of this Lease immediately upon completion thereof. All such insurance policies (except Workers’ Compensation insurance) shall be endorsed to add Landlord, the Holder of any Superior Interest

and Landlord’s designated agents as additional insureds with respect to liability arising out of work performed by or for Tenant’s general contractor, to specify that such insurance is primary and that any insurance or self-insurance maintained by Landlord shall not contribute with it, and to provide that coverage shall not be reduced, terminated, cancelled or materially modified except after thirty (30) days prior written notice has been given to Landlord. Landlord may inspect the original policies of such insurance coverage or require complete certified copies at any time. Tenant’s general contractor shall furnish Landlord the same evidence of insurance for its subcontractors as required of Tenant’s general contractor.

(c) Landlord shall have the right (but not an obligation) to inspect the construction work during the progress thereof, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by Landlord; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any Applicable Laws, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans. Promptly following completion of any Alterations, Tenant shall (i) furnish to Landlord “as-built” plans therefor, (ii) cause a timely notice of completion to be recorded in the Office of the Recorder of the City and County of San Francisco in accordance with Civil Code Section 3093 or any successor statute, and (iii) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials. All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises and the Building.

(d) Tenant shall pay to Landlord a fee in the amount of ten percent (10%) of the cost of the Alterations for its review of plans and its management and supervision of the progress of the work. All sums due to Tenant’s contractors, if paid by Landlord due to Tenant’s failure to pay such sums when due, shall bear interest payable to Landlord at the Interest Rate until fully paid. By written notice to Tenant either before, or within thirty (30) days following, the Expiration Date or any earlier termination of this Lease, Landlord may require Tenant, at Tenant’s sole expense, to remove any Alterations, to restore the Premises to their configuration and condition before the Alterations were made, and to repair any damage to the Premises caused by such removal; provided, however, that Tenant shall not be required to remove any Alterations unless, at the time Landlord gives its consent thereto, Landlord notifies Tenant that Landlord will require the removal of such Alterations. Tenant shall use a general contractor reasonably approved by Landlord for such removal and repair.

(e) Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within ten (10) days following the recording of notice of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic’s and materialmen’s and like liens. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

9. MAINTENANCE AND REPAIR.

(a) By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject, however, to the completion of Landlord’s Work. Tenant, at its expense, shall at all times keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good and sanitary order, condition and repair, damage thereto by fire, the perils of the extended coverage endorsement, earthquake and other Casualty excepted, and Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and, unless designated by Landlord to be removed in accordance with Paragraph 8 above, Tenant’s Alterations to Landlord in the same condition as when received or first constructed, ordinary wear and tear (except such as Tenant is obligated to repair to keep the Premises in good condition and repair) and damage thereto by fire, the perils of the extended coverage endorsement, earthquake and other Casualty excepted. It is agreed that Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises, or any part thereof and that no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant except as may be specifically set forth herein. Except as expressly provided in this Lease, no representation or warranty, express or implied, is made with respect to (i) the condition of the Premises or the Building, (ii) the fitness of the Premises for Tenant’s intended use, (iii) the degree of sound transfer within the Building, (iv) the absence of electrical or radio interference in the Premises or the Building, (v) the condition, capacity or performance of electrical or communications systems or facilities, or (vi) the absence of objectionable odors, bright lights or other conditions which may affect Tenant’s use and enjoyment of the Premises or the Building.

(b) Except as otherwise provided in Paragraph 19, Landlord agrees to make all necessary repairs to the structure and the exterior of the Building, the Common Areas and the Building Systems, and to maintain the same in reasonably good order and condition, subject to inclusion of the costs thereof in Operating Expenses, and subject to the following sentence. Subject to the provisions of Paragraph 14(e) below, any damage arising from the acts of Tenant, or any person or entity claiming through or under Tenant, including any Transferee, or any of their respective members, partners, employees, contractors, agents, customers, visitors, licensees or other persons in or about the Building by reason of Tenant’s occupancy of the Premises (individually, a “Tenant Party” and collectively, “Tenant Parties”) shall be repaired by Landlord at Tenant’s sole expense, and Tenant shall pay Landlord on demand the cost of any such repair.

10. SERVICES.

(a) Provided there exists no Event of Default by Tenant, Landlord, subject to the terms of this Paragraph 10 and the Building Rules and Regulations attached hereto as Exhibit B and subject to Applicable Laws and the regulations and rules of public utilities, shall furnish to the Premises the following services (the cost of which shall be included in Operating Expenses): (i) water, electrical power and elevator service to the Premises at all times; (ii) heating and air conditioning suitable for the comfortable use and occupation of the Premises

(assuming normal office use thereof) during the period (“Business Hours”) from 8:00 a.m. to 6:00 p.m. on weekdays (excluding holidays), or during such other period as may be prescribed by any applicable policies or regulations of any utility or governmental agency, and, subject to Tenant’s timely request and payment therefor, heating or air conditioning at times other than Business Hours; and (iii) basic janitorial service (limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as determined by Landlord) on weekdays (excluding union holidays). Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe (which regulations and requirements Landlord shall enforce in a nondiscriminatory manner) for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rental by reason of Landlord’s failure to furnish any of the foregoing or any other utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any form of energy, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. No such failure and no interruption of utilities or services from any cause whatsoever shall constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, except that if Landlord willfully causes the failure to furnish the foregoing utilities or services and there exists no Event of Default by Tenant, then Tenant, to the extent allowed by Applicable Law, shall have the right to make a claim for constructive eviction (provided, however, that in no event shall Landlord be liable for consequential damages, including business interruption, loss of profits, or loss of business by Tenant). Except as otherwise provided in this Paragraph 10(a), Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other Applicable Laws permitting the termination of this Lease due to such failure or interruption. Neither Landlord nor any other Indemnitee (as defined in Paragraph 13 below) shall be liable under any circumstances for injury to or death of any person or damage to or destruction of property, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing utilities or services or any other utilities or services, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such limitation on liability is prohibited by law. The provisions of this Paragraph 10(a) shall not be interpreted or construed as an attempt by Landlord to be relieved of liability arising out of a non-delegable duty on the part of Landlord. Further, the provisions of this Paragraph 10(a) shall survive the expiration or earlier termination of this Lease until all claims within the scope of this Paragraph 10(a) are fully, finally and absolutely barred by the applicable statutes of limitations.

(b) Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant’s equipment which uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Paragraph 10(c) below, or (iv) any rearrangement of partitioning or other improvements, Landlord shall have the right to install supplementary air conditioning units or other equipment Landlord deems appropriate in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord.

(c) Tenant agrees it will not, without the written consent of Landlord, use any equipment, apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) which will, individually or in the aggregate, in any way cause the amount of electricity, water or heating, ventilation or air conditioning supplied to the Premises to exceed the amount usually furnished or supplied to premises being used as general business office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any equipment, apparatus or device for the purposes of using electric current or water. Landlord and Tenant agree that, for purposes of this Paragraph 10, the amount of electricity normally furnished to premises being used as general business office space is .70 kilowatt hours per rentable square foot per month (excluding electric power used in supplying heating, ventilating and air conditioning). If Tenant shall require water or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord (which consent shall not be unreasonably withheld), and Landlord may cause an electric current or water meter to be installed in the Premises in order to measure the amount of electric current or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof; all charges for such excess water and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor, as additional rent, promptly upon demand by Landlord.

(d) Tenant shall give reasonable notice in making any request for utilities required outside of Business Hours. Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord in good faith in connection with providing any additional utilities and services Landlord may provide.

(e) In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”) or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord shall comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant.

(f) If solely as a result of Landlord’s gross negligence or willful misconduct, Landlord fails to provide an Essential Service (as hereinafter defined) which Landlord is required to provide to the Premises pursuant to the terms of this Paragraph 10 (an “Abatement Condition”), and such failure prevents Tenant from occupying all or a material portion of the Premises (the “Abatement Space”), then Basic Rental and Tenant’s Percentage Share of Operating Expenses and Real Property Taxes payable hereunder shall abate, provided the following additional conditions are satisfied in each instance:

(i) With respect to the Abatement Condition in question, Tenant shall give notice to Landlord of the occurrence thereof, which notice shall designate the cause or suspected cause of the Abatement Condition, if known to Tenant, and the portion of the Premises which is not usable by Tenant, and the Abatement Condition in question shall continue after Tenant has given such notice for a period of not less than seven (7) consecutive days; and

(ii) Tenant, solely because of the occurrence of the Abatement Condition, shall actually vacate the Abatement Space for not less than seven (7) consecutive days after giving its notice to Landlord of the Abatement Condition.

If, with respect to any Abatement Condition, the conditions contained in subparagraphs (f)(i) and (f)(ii) are fulfilled, then Basic Rental and Tenant’s Percentage Share of Operating Expenses and Real Property Taxes shall abate in the proportion that the rentable square foot area of the Abatement Space actually vacated bears to the rentable square foot area of the Premises, for a period equal to the lesser of (A) the period during which Tenant has actually vacated the Abatement Space, or (B) the period of time between Tenant’s having vacated the Abatement Space and the date Tenant receives notice from Landlord that the Abatement Condition has been cured, provided that such time periods shall not commence to run until the day after Tenant gives Landlord notice of the Abatement Condition as required above. For purposes of this Paragraph 10(f), vacation of the Abatement Space shall not require Tenant to remove furniture, fixtures or equipment. Tenant shall be deemed to have vacated the Abatement Space if, due to the Abatement Condition, the Abatement Space is not occupiable by Tenant, and Tenant does not in fact conduct any business in or use the Abatement Space. Tenant agrees that furnishing Landlord with notice of the Abatement Condition shall be an election of remedies, and Tenant shall be deemed to have waived any other rights against Landlord at law or in equity, including, but not limited to, an action for money damages in connection with the Abatement Condition in question. Nothing contained herein shall limit Tenant’s right to an abatement of Rental or termination of this Lease in the case of a Casualty as provided in Paragraph 19 hereof. For purposes hereof, an “Essential Service” shall mean the standard services to be provided by the heating, ventilation and air conditioning systems, life safety systems, mechanical systems, plumbing and waste disposal systems and electrical systems to the extent Landlord is required to provide such services to the Premises pursuant to the terms of this Paragraph 10.

(g) Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by Applicable Laws, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants; provided, however, that no such change shall materially adversely affect the quality or reliability of any of the services Landlord is to provide under this Lease. Further, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Real Property and the Premises or its occupants, and that the choice of service providers and matters concerning the engagement and termination thereof shall be in Landlord’s sole discretion. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or service provider.

11. SECURITY SERVICES AND ACCESS CONTROL.

(a) Landlord shall have the right from time to time to adopt such policies, procedures and programs as it shall, in accordance with sound property management practices, determine are necessary or appropriate for the security of the Building, and Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant or any Tenant Parties. Tenant acknowledges that the safety and security devices, services and programs provided by Landlord from time to time, if any, may not prevent theft or other criminal acts, or insure the safety of persons or property, and Tenant expressly assumes the risk that any safety device, service or program may not be effective or may malfunction or be circumvented. In all events and notwithstanding any provision of this Lease to the contrary, Landlord and the other Indemnitees shall not be liable to Tenant, and Tenant hereby waives any claim against the Indemnitees to the maximum extent permitted by law, for (i) any unauthorized or criminal entry of third parties into the Premises or the Building, or (ii) any injury to or death of persons, or any loss of property in and about the Premises or the Building by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, or any allegation of active or passive negligence on the part of Landlord or the other Indemnitees. Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses.

(b) In no event shall Landlord be liable for damages resulting from any error with regard to the admission to or the exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord in good faith deems to be appropriate, including closing doors.

(c) In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all Claims (as defined in Paragraph 13(b) below) incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

12. ASSIGNMENT AND SUBLETTING.

(a) Restriction on Transfers. Tenant shall not, without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise; (ii) sublet the Premises or any part thereof; or (iii) permit the use of the Premises by any persons (as referenced in Paragraph 26(n)) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).

(b) Notice of Proposed Transfer. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing (“Notice of Proposed Transfer”). Any such Notice of Proposed Transfer shall include: (i) the proposed effective date (which shall not be less than thirty (30) nor more than ninety (90) days after the date of Tenant’s Notice of Proposed Transfer), (ii) the portion of the Premises to be Transferred (herein called the “Subject Space”), (iii) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, a copy of all documentation pertaining to the proposed Transfer, and an estimated calculation of the “Transfer Premium” (as that term is defined in Paragraph 12(d) below) in connection with such Transfer, (iv) financial statements of the proposed Transferee for the three (3) year period immediately preceding the Notice of Proposed Transfer (or, if the proposed Transferee has been in existence for less than three (3) years, for such shorter period as may be applicable) certified by an officer, partner or owner thereof and any other information reasonably necessary to enable Landlord to determine the financial responsibility (including, without limitation, bank references and contacts at other of Tenant’s funding sources), character and reputation of the proposed Transferee, the nature of such Transferee’s business and proposed use of the Subject Space, and (v) such other information as Landlord may reasonably require. Any Transfer made without complying with this Paragraph shall, at Landlord’s option, be null, void and of no effect, and/or shall constitute an Event of Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay, within thirty (30) days after written request by Landlord, $500.00 towards Landlord’s review and processing expenses, plus any reasonable legal fees incurred by Landlord in connection with any proposed Transfer.

(c) Reasonable Conditions. By way of example and without limitation, the parties hereby agree that it shall be deemed to be reasonable under this Lease and under any Applicable Laws for Landlord to withhold consent to any proposed Transfer where, in the good-faith, commercially reasonable judgment of Landlord, one or more of the following apply (or where Landlord has not been provided with sufficient information to determine that none of the following apply):

(i) The proposed Transferee fails to satisfy Landlord’s then current credit and other standards for tenants of the Building, or does not have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the Subject Space) as and when they fall due, in each case after giving due consideration to Tenant’s continued liability under this Lease; or

(ii) The Transferee is of a character or reputation or is engaged in a business which is not consistent with the quality of the Building or the existing tenant mix; or

(iii) The proposed use of the Premises by the proposed Transferee would (1) be unlawful; (2) be inappropriate to the location and configuration of the Premises; (3) cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease; (4) likely cause an increase in insurance premiums for insurance policies applicable to the Building; (5) require new tenant improvements that Landlord would be entitled to disapprove pursuant to Paragraph 8 hereof; (6) cause an increase in services to be provided to the Premises; (7) create any increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; or (8) impair the reputation or character of the Building; or

(iv) The proposed use of the Premises would result in the division of the Premises into more than one (1) tenant space; or

(v) At the time of the proposed Transfer, an Event of Default shall have occurred and be continuing (provided, however, that if Landlord rejects a Transfer on such ground, Landlord shall be deemed to have waived the remedy under California Civil Code Section 1951.4 in regard to any subsequent default by Tenant); or

(vi) The proposed Transferee is a governmental entity, or is entitled, directly or indirectly, to diplomatic or sovereign immunity, or is not subject to the service of process in, or the jurisdiction of the courts of, the State of California, or holds any exemption from the payment of ad valorem or other taxes which would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease; or

(vii) Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (1) occupies space in the Building at the time of the request for consent, or (2) is negotiating with Landlord to lease space in the Building at such time; or

(viii) The proposed Transfer or the proposed Transferee fails to comply with any other conditions reasonably required by Landlord under the circumstances at such time in accordance with good business practices.

(d) Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable. Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. “Transfer Premium” shall mean all rent, additional rent or other consideration paid by such Transferee (including, but not limited to, payments in excess of fair market value for Tenant’s assets, trade fixtures, equipment and other personal property, goodwill, intangible property and any capital stock or other equity ownership of Tenant) in excess of the Rental payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting Permitted Transfer Costs. As used herein, “Permitted Transfer Costs” means the actual costs incurred and paid by Tenant for (i) any leasing commissions (not to exceed commissions typically paid in the San Francisco market at the time of such Transfer) and reasonable legal fees and expenses in connection with the Transfer, (ii) any Alterations to the Subject Space made by Tenant in connection with the Transfer, provided that Tenant shall furnish Landlord with copies of bills or other documentation substantiating such costs, and (iii) costs incurred in collecting the Transfer Premium. For purposes of calculating the Transfer Premium when the Transfer Premium is not paid to Tenant in a lump sum, all Permitted Transfer Costs shall be amortized on a straight-line basis, without interest, over the relevant term of the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple Transfers, the Transfer Premium payable to Landlord shall be calculated independently with respect to each Transfer. The Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

(e) Recapture. Notwithstanding anything to the contrary contained in this Paragraph 12, Landlord shall have the option, by giving written notice to Tenant within thirty (30)

days after receipt of Tenant’s Notice of Proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant’s Notice of Proposed Transfer as the effective date of the proposed Transfer (or, at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If Landlord recaptures the Subject Space, the following provisions shall be applicable: (i) Landlord, at Landlord’s expense, shall construct any demising walls required to segregate the Subject Space from the remaining Premises retained by Tenant; and Tenant shall be responsible, at its expense, for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant; (ii) if this Lease shall be cancelled with respect to less than the entire Premises, the Rental reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises; and this Lease as so amended shall continue thereafter in full force and effect (upon request of either party, the parties shall execute written confirmation of the same); and (iii) Landlord shall have the right to negotiate directly with Tenant’s proposed Transferee and to enter into a direct lease or occupancy agreement with any such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for compensation or profit related to such lease or occupancy agreement.

(f) Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including among other things, Tenant’s liability for the Subject Space, and Rental with respect thereto, shall in no way be deemed to have been released, waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or the Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Lease Term, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. In addition, if Landlord consents to a Transfer, but the Transfer does not occur within ninety (90) days after Tenant’s Notice of Proposed Transfer, or if the terms of the proposed Transfer materially change from those set forth in Tenant’s Notice of Proposed Transfer, Tenant shall submit a new Notice of Proposed Transfer, requesting Landlord’s consent, and the Subject Space shall again be subject to Landlord’s rights under Paragraph 12(e). Each Transferee under an assignment of this Lease, other than Landlord, must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (1) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (2) require that the subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall default and fail to cure within the time permitted for cure under Paragraph 18(a), Landlord is hereby irrevocably authorized, as Tenant’s agent and attomey-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.

(g) Subsequent Consents. Consent by Landlord to any Transfer made pursuant to this Lease shall not operate to relieve Tenant from any covenant or obligation hereunder or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent Transfer by Tenant or anyone claiming by, through or under Tenant. No subtenant shall have the right to further Transfer its interest in the Subject Space.

(h) Certain Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a general partner or a majority of the partners, or a transfer of a majority of partnership interests, or the dissolution of the partnership; (ii) if Tenant is a limited liability company, the withdrawal or change, voluntary, involuntary, or by operation of law, of a majority of members, or a transfer of a majority of the membership interests, or the dissolution of the limited liability company; and (iii) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than (A) sales on a public stock exchange or (B) transfers to immediate family members or trusts for their benefit by reason of gift or death), or the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant’s net assets (except in connection with a Permitted Transfer (as defined in Paragraph 12(i)). Upon execution of this Lease, Tenant shall deliver to Landlord a list of all of its shareholders, members, or partners, as the case may be.

(i) Permitted Transfers. Notwithstanding any provision of this Paragraph 12 to the contrary, Landlord will not withhold its consent to the following Transfers (a Transferee under any such Transfer is herein referred to as a “Permitted Transferee”): (i) an assignment of this Lease to a Transferee of all or substantially all of the assets of Tenant, or to a Transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, or (ii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant); provided that (1) Tenant shall not be in default (beyond applicable notice and cure periods) in the performance of any of its obligations under this Lease at the time of the Transfer; (2) Tenant delivers to Landlord a Notice of Proposed Transfer with respect to such proposed Transfer at least thirty (30) days prior to the effective date thereof and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Transferee, including, but not limited to, copies of the sublease or instrument of assignment, copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one described in clause (i) or (ii) above, and evidence reasonably satisfactory to Landlord of the proposed Transferee’s Net Worth (as defined below), (3) any such Transfer shall be subject to the provisions of Paragraphs 12(b), 12(c) [other than subparagraphs 12(c)(i) and 12(c)(vii)], 12(f), 12(g), and 12(k) hereof; (4) in the event of an assignment, the Transferee has a tangible net worth at the time of the Transfer (i.e., not including intangible assets in the calculation, such as goodwill, patents, copyrights, and trademarks) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (A) the Net Worth of Tenant immediately prior to such Transfer, or (B) the Net Worth on the date of this Lease of the original named Tenant; and (5) any such Transfers shall not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Paragraph 12. “Control,” as used in this Paragraph 12(i), shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

(j) Tenant Remedies. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 12 or otherwise has breached or acted unreasonably under this Paragraph 12,

Tenant’s sole remedy shall be declaratory judgment, an injunction for the relief sought, and monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right provided under California Civil Code Section 1995.310 or other Applicable Laws to terminate this Lease. Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims involving any third party or parties (including without limitation Tenant’s broker or proposed Transferee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

13. WAIVER; INDEMNIFICATION.

(a) Neither Landlord nor the other Indemnitees (as defined below) shall be liable to Tenant, and Tenant waives all claims against Landlord and such other Indemnitees, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or the Building by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or the Real Property, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such limitation on liability is prohibited by law.

(b) Tenant agrees to indemnify and hold Landlord, the Holder of any Superior Interest, Landlord’s agents, the shareholders, constituent partners and other direct or indirect owners of Landlord or any agent of Landlord, and all contractors, officers, directors and employees of any thereof (collectively, “Indemnitees”), and each of them, harmless from and to protect and defend each Indemnitee against any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) (collectively, “Claims”), arising from any of the following, including, but not limited to, Claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of the Indemnitees, any immunity to which Tenant may be entitled under any worker’s compensation laws: (i) arising out of the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant; or (ii) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such indemnity obligation is prohibited by law, or (iii) occurring in, on or about any Common Areas (including without limitation elevators, stairways, passageways or hallways), or elsewhere in or about or in the vicinity of the Building, when such claim, injury or damage to the extent such Claim is caused by the act, neglect, default, or omission of any duty by Tenant or any Tenant Parties, or otherwise by any conduct of any Tenant Parties in or about the Premises or the Building. If any action or proceeding is brought against any of the Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant’s sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant’s obligations under this Paragraph 13 shall not be construed as in any way restricting, limiting, or modifying Tenant’s insurance or other obligations under this Lease. Further, Tenant’s compliance with the insurance requirements and other obligations of this Lease shall not in any way restrict, limit or modify Tenant’s obligations under this Paragraph 13. The provisions of this

Paragraph 13 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability occurring or arising prior to such termination.

(c) Tenant’s duty to defend Landlord and the other Indemnitees is separate and independent of Tenant’s duty to indemnify the Indemnitees. The duty to defend includes claims for which the Indemnitees may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether Landlord Parties have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. It is the express intention of the parties that Landlord Parties be entitled to obtain summary adjudication or summary judgment regarding Tenant’s duty to defend Landlord Parties at any stage of any claim or suit within the scope of this Paragraph. However, as to any Claims(s) for which Tenant provides a defense and any of the Indemnitees is finally determined to be liable upon the Claim(s), Tenant shall be entitled to reimbursement by such Indemnitees for such portion of Tenant’s costs of defense that is in proportion to the relative fault of such Indemnitees.

14. INSURANCE.

(a) At Tenant’s expense, Tenant shall procure, carry and maintain in effect throughout the Lease Term, in a form and with deductibles acceptable to Landlord and with such insurance companies as are acceptable to Landlord (which companies shall have a Best’s rating of A-X or better), the following insurance coverages:

(i) Commercial General Liability insurance (and commercial umbrella insurance, if necessary to provide required limits), at least as broad as the Insurance Services Office (ISO) occurrence policy form CG 00 01 (11/85), or a substitute form providing equivalent coverage as reasonably approved by Landlord, with limits of not less than $2,000,000 per occurrence and $4,000,000 annual aggregate, covering bodily injury, property damage and personal and advertising injury and including, but not limited to, coverage for, premises and operations (including the use of owned and non-owned equipment), and contractual liability (including tort liability of another party and Tenant’s liability in Paragraph 13 above);

(ii) Property insurance at least as broad as the most commonly available ISO Special Form Causes of Loss (“all risk”) policy form CP 1030 with an agreed amount endorsement, covering Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, and including, without limitation, coverage for vandalism, malicious mischief, sprinkler leakage and earthquake sprinkler leakage, in an amount equal to 100% of the full insurable value thereof (without deduction for depreciation);

(iii) Workers’ compensation insurance, in accordance with applicable law; and

(iv) Business Income insurance and extra expense coverage with coverage amounts that shall reimburse Tenant for all rental, expense and other payment obligations of Tenant under this Lease for a period of not less than one year, including, without limitation, Basic Rental and adjustments thereto and Real Property Taxes, Operating Expenses and all other costs, fees, charges and payments which would be borne by or due from Tenant under this Lease if the Premises and Tenant’s business were fully open and operating.

(b) At the commencement of the First Extension Term (as defined in Paragraph 27(a)), Landlord may require Tenant to increase the insurance limits set forth in Paragraphs 14(a)(i) and 14(a)(ii) above, if the amounts of coverage are less than those Landlord generally requires of tenants in the Building under leases entered into on or after the commencement of the First Extension Term.

(c) All policies of liability insurance so obtained and maintained, including any umbrella liability insurance policies, shall (i) be carried in the name of Tenant, (ii) name Landlord, the Holder of any Superior Interest and Landlord’s designated agents as additional insureds, pursuant to an endorsement providing coverage at least as broad as ISO form CG 2011 (01/96) or equivalent, (iii) be the primary insurance providing coverage for Landlord (any other liability insurance maintained by Landlord to be excess and non-contributing), (iv) contain a cross-liability endorsement stating that the rights of insureds shall not be prejudiced by one insured making a claim or commencing an action against another insured, and (v) include a “per location” endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises. At Landlord’s election, such policies shall name the Holder of any Superior Interest or any other interested party as an insured party under a standard mortgagee endorsement. The insurance requirements in this Paragraph 14 shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by Tenant to Landlord under this Lease, or the liability of Tenant for nonperformance of its obligations or for loss or damage for which Tenant is responsible hereunder. No endorsement limiting or excluding a required coverage is permitted.

(d) All insurance policies required to be carried by Tenant under this Lease shall provide that the insurer shall not cancel, reduce, modify or fail to renew such coverage without thirty (30) days’ prior written notice to Landlord. Prior to the Commencement Date, and no less than fifteen (15) days prior to the expiration any required coverage, Tenant shall deliver to Landlord the endorsements referred to in this Paragraph 14, as well as a certified copy of Tenant’s insurance policy or policies, evidencing compliance with the insurance requirements hereunder. In the event Tenant does not comply with the requirements of this Paragraph 14, Landlord may, at its option and at Tenant’s expense, purchase such insurance coverage to protect Landlord. The cost of such insurance shall be paid to Landlord by Tenant, as additional rent, immediately upon demand therefor, together with interest at the Interest Rate until paid.

(e) Landlord and Tenant hereby waive and release any and all rights of recovery against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

15. PROTECTION OF LENDERS AND GROUND LESSORS.

(a) This Lease shall be subject and subordinate at all times to all ground or underlying leases which may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord’s interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as “Superior Interests”), all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to any such Superior Interest as may be required by Landlord or by the Holder of such Superior Interest.

(b) With respect to any Superior Interests to which this Lease is now or shall hereafter become subordinate, Landlord shall use commercially reasonable efforts to obtain from the holder of such Superior Interest (“Holder”), for the benefit of Tenant, a non-disturbance agreement, in the usual form of such Holder, providing generally that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such Holder acquires title to the Real Property by reason of foreclosure proceedings or acceptance of a deed in lieu of foreclosure, provided that Tenant attorns to such Holder in accordance with its requirements; and provided further, that the non-disturbance agreement shall contain exclusions and limitations on the obligations and liabilities of the Holder in the usual form of such Holder. Except for making such commercially reasonable efforts, Landlord will be under no duty or obligation hereunder with respect to any Superior Interests, nor will the failure or refusal of the Holder(s) of any Superior Interests to grant a non-disturbance agreement render Landlord liable to Tenant, or affect this Lease, in any manner. Tenant will bear all coast and expenses (including attorneys’ fees) of the Holder(s) of such Superior Interests in connection with Landlord’s reasonable efforts to obtain a non-disturbance agreement.

(c) Notwithstanding anything to the contrary in this Paragraph 15 or otherwise in this Lease, the holder of any mortgage or deed of trust now or hereafter placed on or against the Building or the Real Property, or both (“Lender”) may at any time subordinate such mortgage or deed of trust to this Lease in whole or in part, without any need to obtain Tenant’s consent, by execution of a written document subordinating such mortgage or deed of trust to this Lease to the extent set forth in such document and thereupon this Lease shall be deemed prior to such mortgage or deed of trust to the extent set forth in such document without regard to this Lease, such mortgage or deed of trust, or their respective dates of execution; delivery and/or recording. In that event, to the extent set forth in such document, such mortgage or deed of trust shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof recorded prior to the execution, delivery and recording of such mortgage or deed of trust.

(d) Within ten (10) days after Landlord’s written request, Tenant shall deliver to Landlord, or to any actual or prospective Holder that Landlord designates, such financial statements as are reasonably required by such Holder to verify the financial condition of Tenant (or any assignee, subtenant or guarantor of Tenant). Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant shall be accurate in all material respects as of the date of such statement. All financial statements shall be confidential and used only for the purposes stated herein.

(e) Tenant agrees to give any Holder, by certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then each Holder shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Holder is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Holder to cure such defaults has expired without cure, and provided such Holder has undertaken to cure Landlord’s default and is diligently pursuing all actions required therefor, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord’s default. Further, this Lease may not be modified or amended so as to reduce the Rental or shorten the Lease Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered by voluntary action, without the prior written consent, in each instance, of all Holders.

(f) If any prospective Holder should require, as a condition of any Superior Interest, a modification of the provisions of this Lease, Tenant shall approve and execute any such modifications within ten (10) days after request, provided no such modification shall relate to the Rental payable hereunder or the length of the Lease Term or otherwise materially alter the rights or obligations of Landlord or Tenant hereunder.

(g) Tenant agrees that if any holder of a Superior Interest or any foreclosure sale purchaser shall succeed to the interest of Landlord under this Lease, such person shall not be (i) liable for any action or omission of any prior Landlord under this Lease, or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) bound by any Rental which Tenant might have paid for more than the current month to any prior Landlord, or (iv) liable for any Deposit not actually received by such person, or (v) bound by any future modification of this Lease not consented to by such person.

(h) From and after Tenant’s receipt of written notice from a Lender or from a receiver appointed pursuant to the terms of such Lender’s mortgage or deed of trust (a “Rent Payment Notice”), Tenant shall pay all Rental under this Lease to such Lender or as such Lender shall direct in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. A Lender’s delivery to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to: (i) cause such Lender to succeed to or to assume any obligations or responsibilities of Landlord under this Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until such Lender or a foreclosure sale purchaser succeeds to Landlord’s interest hereunder, or (ii) relieve Landlord of any obligations under this Lease. Landlord irrevocably directs Tenant to comply with any Rent Payment Notice, notwithstanding any contrary direction, instruction, or assertion by Landlord. Tenant shall be entitled to rely on any Rent Payment Notice.

16. ENTRY BY LANDLORD.

(a) Landlord reserves, and shall at all times have, the right to enter the Premises upon twenty-four (24) hours’ prior verbal or written notice to Tenant (except in the event of an emergency or for purposes of providing regularly scheduled services) to inspect them; to supply janitorial service and any other service to be provided by Landlord hereunder; to show the Premises to prospective purchasers, mortgagees or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building as permitted or provided hereunder, all without abatement of Rental; and may erect scaffolding and other necessary structures in or through the Premises or the Building where reasonably required by the character of the work to be performed; provided, however, Landlord covenants that any such entrance or work shall not unreasonably interfere with Tenant’s use of the Premises. If such entry is made as aforesaid, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or other access device with which to unlock all of the doors in, on and about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance and approved by Landlord); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or any portion thereof.

(b) Landlord shall also have the right at any time to change the arrangement or location or times of access (for the general public) of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant, provided the foregoing actions by Landlord do not materially impair Tenant’s access to or use of the Premises, the Parking Facilities and Common Areas necessary for use and enjoyment of the Premises (such as restrooms and fire exits).

17. ABANDONMENT; REMOVAL OF PERSONAL PROPERTY. Tenant shall not abandon the Premises during the Lease Term. After the Expiration Date or earlier termination of this Lease, any movable furniture, equipment, trade fixtures, or other personal property left on the Premises shall, at the option of Landlord, be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 8(a). Landlord may charge Tenant for the storage of Tenant’s property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant’s property in a public warehouse at Tenant’s expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 17 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord’s action or inaction with regard to the provisions of this Paragraph 17 shall not be construed as a waiver of Landlord’s right to require Tenant to remove its property, restore any damage to the Building caused by such removal, and make any restoration required pursuant to Paragraph 8(a) hereof.

18. DEFAULT AND REMEDIES.

(a) The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute a breach of this Lease by Tenant:

(i) Tenant fails to pay any Basic Monthly Rental or any additional rent payable under Paragraph 4 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(ii) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

(iii) Tenant fails to immediately remove, abate or remedy any hazardous substance located in, on or about the Premises or the Building in connection with any failure by Tenant to comply with Tenant’s obligations under Paragraph 7(c); or

(iv) Tenant fails to deliver the estoppel certificate or the financial statements to Landlord or a Lender, as the case may be, within the time periods required by Paragraph 26(c); or Tenant fails to deliver to Landlord the policies of insurance required to be provided in Paragraph 14 within the time period required by said Paragraph; or

(v) Tenant fails to perform or breaches any agreement or covenant of this Lease to be performed or observed by Tenant (except for those described in clauses (i) through (iv) above) as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period often (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within sixty (60) days; or

(vi) Tenant or any guarantor of this Lease (or, if Tenant is a partnership or consists of more than one person or entity, any partner of the partnership or such other person or entity) (A) is generally not paying its debts as they become due, (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, (C) makes an assignment for the benefit of its creditors, (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such person or entity or with respect to any substantial part of their respective property, or (E) takes action for the purpose of any of the foregoing; or

(vii) Without consent by Tenant or any guarantor of this Lease (or, if Tenant is a partnership or consists of more than one person or entity, any partner of the partnership or such other person or entity), a court or government authority enters an order, and such order is not vacated within thirty (30) days, (A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to such person or entity or with respect to any substantial part of their respective property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors’ relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of such person or entity; or

(viii) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

(ix) Tenant fails to commence business operations in the Premises within ninety (90) days following the Commencement Date, subject to delays beyond Tenant’s reasonable control (other than financial difficulty); or

(x) Tenant abandons the Premises (as defined in Section 1951.3 of the California Civil Code); or

(xi) Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.

Tenant acknowledges and agrees that, notwithstanding the foregoing provisions of this Paragraph 18(a), Tenant shall be in default for purposes of Section 1161 of the California Code of Civil Procedure immediately following Tenant’s failure to perform or comply with any covenants, agreements, terms or conditions of this Agreement to be performed or observed by Tenant, and that any notices required to be given by Landlord under this Paragraph 18(a) shall, in each case, be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure, and shall be deemed to satisfy the requirement, if any, that notice be given pursuant to such section.

(b) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

(i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the Interest Rate set forth in Paragraph 3(c).

The “worth at the time of award” of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Paragraphs 3 and 4 hereof. For purposes of computing the amount of Rental hereunder that would have accrued after the time of award, the amounts of Tenant’s obligations to pay increases in Operating Expenses and Real Property Taxes shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

(c) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease, if Tenant has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.

(d) The remedies provided for in this Lease are in addition to all other remedies available at law or in equity by statute or otherwise, except as expressly waived or otherwise provided for in this Lease.

19. DAMAGE BY FIRE OR OTHER CASUALTY.

(a) Repair Obligations. If the Premises or any Common Areas of the Building providing access to the Premises are damaged by fire, earthquake or other peril (a “Casualty”), Landlord shall, subject to the provisions of Paragraphs 19(b) and 19(c) below, proceed with reasonable promptness to repair such damage and restore the Premises and such Common Areas to substantially the same condition as existed before the Casualty to the extent reasonably practicable (collectively, “Restore” or “Restoration”); provided, however, that any such Restoration shall be subject to (i) modifications required by zoning or building codes and other Applicable Laws and, in the case of Restoration to the Common Areas, to modifications then considered desirable by Landlord; and (ii) delays resulting from a failure to promptly receive insurance proceeds or to obtain necessary governmental approvals, or any other delay beyond Landlord’s reasonable control. Notwithstanding the foregoing, Landlord shall have no obligation with respect to, and if Landlord elects or is required to perform any Restoration hereunder, Tenant shall be responsible for and shall, repair and replace at its sole cost all of Tenant’s equipment, furniture, fixtures and other personal property in the Premises and any Telecommunications Lines in or serving the Premises.

(b) Termination Rights. In the event of any of the following circumstances, Landlord may elect either to terminate this Lease or to perform the Restoration, as more particularly described in Paragraph 19(c) below:

(i) If the Restoration cannot, in Landlord’s good faith judgment, be completed within ninety (90) days following the date of the Casualty (when such Restoration is made without the payment of overtime or other premiums), or

(ii) If the Casualty occurs during the last twelve (12) months of the Lease Term (provided, however, that if Tenant holds an Extension Option and exercises the same within thirty (30) days after the date of damage, this subparagraph 19(b)(ii) shall not apply), or

(iii) If the estimated cost to Restore the Premises exceeds twenty percent (20%) or more of the replacement value of the Premises, or more than twenty percent (20%) of the rentable area of the Building is affected even if the Premises are not damaged, or

(iv) If the Casualty is uninsured and results in material damage to the Premises or any Common Areas of the Building providing access to the Premises, or

(v) If the Casualty is insured, but the estimated cost of Restoration exceeds the insurance proceeds available for such Restoration, or

(vi) If insurance proceeds sufficient to complete the Restoration are not available due to the exercise of rights of any Holder to collect such proceeds, or

(vii) If governmental approval cannot reasonably be obtained to perform the Restoration, or if Restoration of the Building cannot be completed except in a substantially different structural or architectural form than existed before the Casualty.

(c) Landlord’s Repair Notice. Landlord shall, within sixty (60) days of the date of a Casualty, provide a written notice to Tenant (“Landlord’s Casualty Notice”) indicating Landlord’s election (i) to perform the Restoration, including Landlord’s good faith estimate of the period to complete the Restoration, in which event this Lease will continue in full force and effect, subject to reduction of the Basic Monthly Rental and additional rent as provided in Paragraph 19(d) below, or (ii) to terminate this Lease as of a date specified in Landlord’s Casualty Notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date of such notice. If Landlord elects to terminate this Lease as provided above, this Lease and all interest of Tenant in the Premises shall terminate on the termination date specified in Landlord’s Casualty Notice, and the Basic Monthly Rental and additional rent, reduced (subject to the conditions set forth in Paragraph 19(d) below) in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if the Restoration is not in fact completed within the anticipated Restoration period set forth in Landlord’s Casualty Notice, so long as Landlord proceeds with reasonable diligence to complete the Restoration.

(d) Rent Abatement. If Landlord does not elect to terminate this Lease under Paragraph 19(c) above, this Lease shall remain in full force and effect, provided that if such damage is not the result of the act, neglect, default or omission of Tenant or any Tenant Parties, Tenant shall be entitled to a reduction of Basic Monthly Rental and additional rent payable under Paragraph 4 in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises, but only to the extent that Landlord is reimbursed from the proceeds of rental interruption insurance. Tenant shall be entitled to such rent abatement from the date of the Casualty for as long as any portion of the Premises remains untenantable due to the Casualty. Tenant’s right to a reduction of Basic Monthly Rental and additional rent under this Paragraph 19 shall be Tenant’s sole remedy in connection with any such Casualty. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant’s leasehold improvements or personal property, for loss of use of the Premises or any part thereof, for damage to Tenant’s business or profits, for any disturbance caused by a Casualty, for or in connection with any Restoration hereunder (provided Landlord is using diligent efforts to complete the Restoration), or for any direct, indirect or consequential damages, whether or not caused by the negligence of Landlord or any Landlord Parties due to, arising out of, or as a result of a Casualty.

(e) Waiver of Statutory Provisions. The provisions of this Lease, including this Paragraph 19, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of the State of California, including, without limitation, subsection 2 of Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

20. EMINENT DOMAIN.

(a) If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

(b) If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant’s business in that portion of the Premises remaining; and (iii) Landlord elects to restore the Premises to an architectural whole, then this Lease shall remain in effect as to said portion of the Premises remaining, and the Basic Monthly Rental payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business in the Premises or Landlord elects not to restore the Premises as hereinabove described, this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty (30) days of the date of the taking. Such notice shall specify the date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

(c) If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord’s cost, restoring the Building to an architectural whole.

(d) All compensation awarded or received in connection with a taking or conveyance described in this Paragraph 20 shall be the property of Landlord, and Tenant hereby assigns to Landlord any and all elements of said compensation which Tenant would, in the absence of said assignment, have been entitled to receive. Specifically, and without limiting the generality of the foregoing, said assignment is intended to include: (i) the “bonus value” represented by the difference, if any, between Rental under this Lease and market rent for the unexpired Lease Term, (ii) the value of improvements to the Premises, whether said improvements were paid for by Landlord or by Tenant, (iii) the value of any trade fixtures, and

(iv) the value of any and all other items and categories of property for which payment of compensation may be made in any such proceeding. Notwithstanding the foregoing, Tenant shall be entitled to receive any award of compensation for loss of or damage to the goodwill of Tenant’s business (but only to the extent the same does not constitute “bonus value”) and for any moving or relocation expenses which Tenant is entitled under Applicable Laws to recover directly from the public agency which acquires the Premises.

(e) Tenant hereby waives Sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

21. HOLDING OVER. Any holding over after the expiration or other termination of this Lease with the written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month at the Basic Monthly Rental in effect on the date of such expiration or termination on the terms, covenants and conditions herein specified so far as applicable. Any holding over after the expiration or other termination of this Lease without the written consent of Landlord shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Basic Monthly Rental shall be (a) for the first thirty (30) days of such holding over, an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over; and (b) thereafter, an amount equal to two hundred percent (200%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rental after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the term hereof. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the expiration or other termination of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. The provisions of this Paragraph are in addition to, and do not affect, Landlord’s right to re-entry or other rights hereunder or provided by law.

22. [Intentionally omitted.]

23. COMMUNICATIONS AND COMPUTER LINES.

(a) Definitions. For purposes of this Lease, the following terms shall have the meanings indicated in this Paragraph 23:

(i) “Telecommunications Lines” or “Lines” means those wires, cables and related devices, whether copper, fiber optic or other such material, installed by or for the benefit of a particular tenant or tenants of the Building, which are used to transmit signals and information between electronic telecommunications originating and/or terminating equipment.

(ii) “Building Riser spaces” means those spaces dedicated for use of telephone closets, telecommunications pathways, and core penetrations which are used to route, support, terminate, or contain Telecommunications Lines and/or INC.

(iii) “INC” means intra building network cabling, which are cables specifically designed to carry telecommunications signals and information between the rate demarcation point of a telecommunications service provider, located in the basement of the Building, or other specified locations, and individual floor telephone closets, where the INC is terminated on standard termination blocks or jacks. INC does not include any Telecommunications Lines, as defined above.

(iv) “Active Electronic Telecommunications Equipment” means equipment which originates or terminates electronic telecommunications signals and information, and which requires electrical power to operate.

(b) Landlord Rights. Landlord may (but shall not have the obligation to): (i) install new Lines and/or INC in or about the Building; (ii) create additional space for Lines and/or INC in or about the Building; and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and with respect to the INC, the allocation of excess capacity (if any) on, any Lines and/or INC now or hereafter installed in or about the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines or INC). Such rights shall not be in limitation of other rights that may be available to Landlord under Applicable Laws or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs relating thereto in Operating Expenses under Paragraph 4.

(c) Tenant Responsibilities. Subject to the terms and conditions of this Paragraph 23, Tenant shall, at Tenant’s sole cost and expense, be solely responsible for securing such telephone and other electronic telecommunications service to the Premises as Tenant may require for its use and occupancy thereof, and Landlord shall have no obligations or liability whatsoever to Tenant with respect to the provision of such services to the Premises.

(d) Requirements. Tenant may install, replace, remove or modify Telecommunications Lines and Active Electronic Telecommunications Equipment within the Building and the Building Riser spaces as Tenant deems necessary for its operations in the Premises (such work, together with the repair and maintenance of Tenant’s Lines and Active Electronic Telecommunications Equipment, is herein collectively referred to as the “Telecommunications Work”); provided that the (i) Tenant shall obtain Landlord’s prior written consent to any such Telecommunications Work, including Landlord’s consent of the entity or entities that will provide telecommunications services to the Premises and the identity of the entity or entities that will perform the proposed Telecommunications Work; (ii) the Telecommunications Work shall be performed in accordance with the terms and conditions contained in Paragraph 8 of this Lease and such other rules and procedures as may be established by Landlord from time to time, including the requirement that, within ten (10) days following Tenant’s installation or modification of any Lines or Active Electronic Telecommunications Equipment, Tenant shall submit “as-built” drawings to Landlord showing such improvements; (iii) at the time of installation, Tenant shall label all of its Lines, on each floor through which they pass, with an identification system reasonably approved by Landlord, (iv) Tenant shall use, maintain and operate Tenant’s Lines and Active Electronic Telecommunications Equipment in accordance with and subject to all Applicable Laws; (v) subject to the terms and conditions of this Paragraph 23, Tenant shall be solely responsible for maintaining and repairing all Lines and Active Electronic Telecommunications Equipment serving the Premises; (vi) Landlord may require that Tenant appropriately insulate any Lines and/or INC to prevent excessive electromagnetic fields or radiation, and surround same with a protective conduit reasonably acceptable to Landlord; and (vii) at Landlord’s option, Tenant’s service provider shall pay to Landlord reasonable monetary compensation for the right to use and provide telecommunications services and equipment in the Building. Landlord’s approval of, or requirements concerning, the Telecommunications Work, the plans, specifications or drawings related thereto or Tenant’s contractors, subcontractors or telecommunications service provider, shall not be deemed a warranty as to the adequacy thereof and Landlord hereby disclaims any responsibility or liability for the same. Landlord further disclaims all responsibility for the condition or utility of the INC and makes no representation regarding the suitability of the INC for Tenant’s intended use.

(e) Removal. Landlord reserves the right to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises which are installed in violation of the requirements of this Paragraph 23, or which are at any time in violation of any Laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after receipt by Tenant of written notice from Landlord. In addition, Landlord reserves the right to require Tenant to remove any or all Lines and/or Active Electronic Telecommunications Equipment installed by or for Tenant within or serving the Premises upon the expiration or earlier termination of this Lease, provided Landlord gives Tenant notice of such requirement prior to, or within thirty (30) days following, such expiration or earlier termination of this Lease. Any Lines not removed by Tenant shall, at Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Paragraph 23, Landlord may, after thirty (30) days’ written notice to Tenant, remove such Lines or remedy such other violation at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or Applicable Laws). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on Tenant’s Telecommunications Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void and Tenant shall compensate and indemnify Landlord for all costs (including attorneys’ fees and costs) incurred by Landlord to defend against or eliminate such purported interests or liens.

(f) Waiver of Claims. Except to the extent arising from the willful or criminal misconduct of Landlord or Landlord’s employees or agents, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines or INC will be free from the following (collectively called “Line Problems”): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines and/or INC by or for other tenants or occupants of the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines and/or INC or any associated equipment, or any other problems associated with any Lines and/or INC by any other cause; (b) any failure of any Lines and/or INC to satisfy Tenant’s requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties. Without limiting the generality of any other provision of this Lease, in no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Tenant further waives any right to claim that any Line Problems constitute grounds for a claim of abatement of Rent, actual or constructive eviction or termination of this Lease. Notwithstanding any provision in the foregoing to the contrary, if the Line Problem is caused by the willful or criminal misconduct of Landlord or Landlord’s employees or agents, Landlord, at Landlord’s expense, shall repair any physical damage to the INC or other personal property or trade fixtures of Tenant, but in no event shall Landlord be liable for loss of profits, business interruption or any other consequential damages arising from the Line Problems.

24. PARKING.

(a) Upon payment of the parking rental being charged therefor from time to time, Tenant shall have the right to the nonexclusive use of the number of parking spaces in the Parking Facilities as is specified in Paragraph K of the Summary of Lease Terms. The use of such spaces shall be for the parking of motor vehicles used by Tenant, its officers and employees only, and shall be subject to all Applicable Laws and the rules and regulations adopted by Landlord from time to time for the use of the Parking Facilities. The parking rental payable by Tenant hereunder may include taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority, and such rental may be increased by Landlord at any time and from time to time upon not less than thirty (30) days’ prior written notice; provided, however, the monthly parking rental rates charged to Tenant from time to time shall not exceed the prevailing monthly rates being charged generally by Landlord to comparable office tenants for use of the Parking Facilities. Parking rentals shall be due and payable in advance, as additional rent, on the first day of each month during which parking spaces are leased hereunder. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all leased parking spaces shall immediately terminate. Tenant and the other Tenant Parties shall not interfere with the rights of Landlord or others entitled to similar use of the Parking Facilities.

(b) The Parking Facilities shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the Parking Facilities, to reconstruct or repair any portion thereof, and to restrict or eliminate the use of any Parking Facilities and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises and without Landlord being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with Applicable Laws) the extent and duration of any resulting interference with Tenant’s parking rights. Landlord may, in its sole discretion, convert the Parking Facilities to a reserved and/or controlled parking facility, or operate the Parking Facilities (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility.

(c) If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces, and Tenant shall thereafter be responsible to insure that its employees park in the designated areas. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, any Transferee, or their respective employees and agents, or otherwise permitted to use the Parking Facilities; such users and vehicles may be changed from time to time by Tenant. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Parking Facilities. At Landlord’s request, Tenant shall cause its or any Transferee’s employees and agents using Tenant’s parking spaces to execute an agreement confirming the foregoing.

25.QUIET ENJOYMENT. Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as there exists no Event of Default by Tenant, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in this Lease and to the rights of any Holders of Superior Interests.

26. MISCELLANEOUS.

(a) Limitation of Landlord’s Liability. Any liability of Landlord (including, without limitation, Landlord’s direct or indirect partners, shareholders, members, affiliates, or agents, and the officers, directors, members and employees of Landlord or any such other person) (collectively, “Landlord Parties”) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Building and Tenant agrees to look solely to such interest for the recovery of any judgment, it being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (i) releases Landlord from any claim or liability, (ii) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (iii) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, the direct or indirect constituent shareholders, partners, members or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent shareholder, partner, member or other owner. Further, except in case of a breach of the covenant of quiet enjoyment (in which case Landlord’s liability shall be limited to Tenant’s loss of rents or loss of use of the Premises), in no event shall Landlord or Landlord Parties be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, or loss of use, however occurring.

(b) Sale by Landlord. In the event of a sale or conveyance of the Building, Landlord shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and Tenant agrees to look solely to the successor in interest of Landlord in and to the Building and this Lease. Tenant agrees to attorn to the successor in interest of Landlord. If Tenant provides Landlord with any security for Tenant’s performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee of Landlord’s interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security.

(c) Estoppel Letter. Tenant shall, at any time and from time to time within ten (10) days following request from Landlord or a Lender, execute, acknowledge and deliver to Landlord or such Lender a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) certifying that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, and that Tenant has no defenses to or offsets against its obligations under this Lease, or specifying such defaults, defenses or offsets if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises and that Tenant is open for business in the Premises, (iv) certifying the amount of the Basic Monthly Rental and the Rental payable under Paragraph 4 and the date to which Rental is paid in advance, if any, and certifying that Tenant is entitled to no rent abatement or other economic concessions not specified in this Lease (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting, or a purchaser of, the Premises, the Building, the Real Property or any interest therein from Landlord, (vi) certifying the amount of the Deposit, if any, (vii) certifying that the leasehold improvements to be constructed in the Premises by Landlord, if any, are completed (or specifying any obligations of Landlord respecting such leasehold improvements), and (viii) certifying such other matters relating to this Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, the Building, the Real Property or any interest therein from Landlord. Any such statement may be relied upon by, and shall upon Landlord’s request be addressed to, any prospective purchaser or encumbrancer of all or any portion of the Real Property or any interest therein. Tenant shall, within ten (10) days following request of Landlord or a Lender, deliver such other documents including Tenant’s financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Real Property or any part thereof or interest therein. Tenant’s failure to deliver said statement in the time required shall be conclusive upon Tenant that: (1) this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against Rental under this Lease and (3) no more than one month’s Basic Monthly Rental has been paid in advance.

(d) Financial Statements. On or before April 1 of each year, Tenant shall deliver to Landlord Tenant’s financial statements (“Financial Statements”) for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include a combined balance sheet of Tenant and its combined subsidiaries as at the end of such fiscal year, a combined statement of operations of Tenant and its combined subsidiaries for such fiscal year, and a certificate of Tenant’s auditor (or, if audited Financial Statements are not available, then a certificate of Tenant’s Chief Financial Officer) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant and its combined subsidiaries for and as at the end of such fiscal year.

(e) Right of Landlord To Perform. All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s expense and without any reduction of Rental. If Tenant fails to pay any Rental hereunder or fails to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for ten (10) days (or such shorter period as may be reasonable under emergency circumstances) after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may make any such payment or perform any such other term or covenant on Tenant’s part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Rental hereunder.

(f) Rules and Regulations. Tenant agrees to faithfully observe and to comply with the Building Rules and Regulations attached hereto as Exhibit B and incorporated herein by this reference, and all modifications of and additions thereto from time to time put into effect by Landlord of which Tenant shall have notice. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Building Rules and Regulations. In the event any of the Building Rules and Regulations conflict with any express provision of this Lease, the provisions of this Lease shall govern.

(g) Attorneys’ Fees. In case any suit or other proceeding shall be brought for an unlawful detainer of the Premises or for the recovery of any Rental due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys’ fees and costs which shall include fees and costs of any appeal, all as fixed by the Court. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment. In addition, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

(h) Waiver of Jury Trial; Venue and Jurisdiction. Each party hereto shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the City and County of San Francisco, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Paragraph 26(h) will not be fully enforced in all instances. The provisions of this Paragraph 26(h) shall survive the expiration or earlier termination of this Lease.

(i) Waiver. The failure of either party to object to or to assert any remedy by reason of the other party’s failure to perform or observe any covenant or term hereof or its failure to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure of performance or the happening or non-happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of a party to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice which may develop between the parties hereto during the Lease Term shall be deemed a waiver of, or in any way affect, the right of a party to insist upon performance and observance by the other party in strict accordance with the terms hereof. The acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rental, and no endorsement or statement on any check or any letter accompanying any check or payment of Rental shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rental or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Lease Term. Receipt or acceptance of payment from anyone other than Tenant, including a Transferee, is not a waiver of any breach of Paragraph 12, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

(j) Light, Air and View. Tenant agrees that no diminution or shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

(k) Notices. All notices, demands, requests or other communications (collectively, “Notices”) which may be or are required to be given by either party to the other hereunder shall be in writing. All Notices by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises, or if sent by United States certified or registered mail, postage prepaid, or by a reputable overnight courier service addressed to Tenant at Tenant’s address for notices as set forth in Paragraph C of the Summary of Lease Terms. All Notices by Tenant to Landlord shall be sufficiently given, made or delivered if personally served on Landlord, or sent by United States certified or registered mail, postage prepaid, or by a recognized air carrier service addressed to Landlord at Landlord’s address for notices specified in Paragraph B of the Summary of Lease Terms. Each Notice shall be deemed received upon the earlier of receipt or three (3) days after the date it was mailed as provided in this Paragraph 26(k), if sent by registered or certified mail, or, one (1) business day after delivery to the overnight courier specifying “next business day” delivery, or upon the date personal delivery is made; provided, however, that any refusal to accept delivery shall be deemed to constitute receipt.

(l) Name. Tenant agrees that it shall not, without first obtaining the written consent of Landlord (which consent may be withheld in Landlord’s sole and absolute discretion): (i) use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises, or (ii) use for any purpose any image of, rendering of, or design based on, the exterior appearance or profile of the Building.

(m) Governing Law; Severability; Construction. This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. This Lease shall be construed as though the covenants between Landlord and Tenant are independent. Tenant expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations under this Lease, Tenant shall not be entitled to make any repairs or perform any acts at Landlord’s expense; or to any setoff of the Rental under this Lease against Landlord. The foregoing, however, shall in no way impair Tenant’s right to bring a separate action against Landlord for any violation by Landlord of the provisions of this Lease if notice is first given to Landlord and any Holder, and an opportunity is granted to Landlord and that Holder to correct those violations as provided in Paragraph 15 hereof.

(n) Definitions and Paragraph Headings; Successors. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. Except as otherwise provided in this Lease, references herein to “Landlord’s discretion” shall mean Landlord’s sole and absolute discretion. The provisions of this Lease shall inure to the benefit of and bind Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns. The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. The term “Lease” shall mean this Lease, and the exhibits and any addenda attached hereto, as the same may from time to time be supplemented, amended or modified. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

(o) Time. Time is of the essence of this Lease with respect to the payment of Rental and the performance of all obligations.

(p) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

(q) Recordation. Neither this Lease, nor any notice or memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be an Event of Default for which there shall be no cure or grace period.

(r) Survival. The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant which by their terms survive expiration or termination of this Lease.

(s) Brokerage. Tenant covenants and represents to Landlord that it has dealt with no brokers in connection with this Lease other than Landlord’s Broker(s) and Tenant’s Broker(s) listed in Paragraphs M and N, respectively, in the Summary of Lease Terms. Tenant agrees to protect, defend, indemnify and hold Landlord harmless from any and all Claims resulting from a breach of the foregoing representation.

(t) Signage; Directory Board. Landlord agrees to provide Building standard signage at the entry door to the Premises and list Tenant’s name on the directory board in the lobby of the Building at Landlord’s cost and expense; provided, however, any change to the initial signage or listing or any additional listings shall be at Tenant’s cost and expense. Landlord’s acceptance of any name for signage purposes or listing on the directory board shall in no event be, or be deemed to be, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

(u) Authority. If Tenant is a corporation (or other business organization), Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (ii) Tenant is qualified to do business in California, (iii) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (iv) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or constituent partners or members of Tenant, certified by the secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.

(v) First Source Hiring Program. The City and County of San Francisco adopted a City-wide “First Source Hiring Program” on August 3, 1998 by Ordinance No. 264-98, codified at San Francisco Administrative Code Sections 83.1-83.18. The First Source Hiring Program (“FSHP”) is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs. Tenant acknowledges that its activities on the Premises are or may be subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant’s activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

(w) Amendments. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

(x) Exhibits and Addenda; Entire Agreement. The Exhibits and Addenda referenced in Paragraph O of the Summary of Lease Terms are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between this Lease and any such Exhibit or Addendum, the Exhibit or Addendum shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

27. EXTENSION OPTIONS.

(a) Landlord hereby grants to Tenant two (2) successive options to extend the Lease Term (the “First Extension Option” and “Second Extension Option”, respectively, and collectively, the “Extension Options”) for additional periods of one (1) year each (the “First Extension Term” and “Second Extension Term”, respectively, and collectively, the “Extension Terms”). The Second Extension Option may be exercised only if the First Extension Option has been duly exercised. Each Extension Option shall be exercised, if at all, only with respect to the entire Premises. Tenant shall have the right to exercise each Extension Option, by giving

Landlord unconditional, irrevocable written notice of such election no later than six (6) months prior to the Expiration Date, as the same may have been previously extended, the time of such exercise being of the essence. Upon the giving of such notice, this Lease and the Lease Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the applicable Extension Term had originally been included in the Lease Term, provided that, notwithstanding Tenant’s exercise of an Extension Option, if Tenant is in default beyond applicable notice and cure periods under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises an Extension Option or at any time thereafter prior to or upon the commencement of the applicable Extension Term, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right (but not the obligation) to terminate such Extension Option and to unilaterally revoke Tenant’s exercise of such Extension Option, in which event this Lease shall expire on the then current Expiration Date, unless sooner terminated pursuant to the terms hereof, and Tenant shall have no further rights under this Lease to renew or extend the Lease Term.

(b) If Tenant exercises an Extension Option pursuant to Paragraph 27(a) above, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the corresponding Extension Term, including the provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (i) the Basic Rental payable during each Extension Term shall be at a rate of $23.00 per rentable square foot per year, (ii) Tenant shall continue to possess and occupy the Premises in their existing condition, “as is”, as of the commencement of each Extension Term, and Landlord shall have no obligation to remodel, improve or alter the Premises, to perform any work of improvement upon the Premises, or to provide any construction or refurbishing allowance whatsoever, and (iii) Tenant shall have no further rights to extend the Lease Term after the expiration of the Second Extension Term.

(c) Tenant’s right to exercise the Extension Options is personal to, and may be exercised only by, the original Tenant under this Lease or a Permitted Transferee to whom Tenant has assigned this Lease pursuant to Paragraph 12(i) above. If Tenant shall assign this Lease (other than to a Permitted Transferee) or sublet all or any portion of the Premises, then immediately upon such assignment or subletting, Tenant’s right to exercise the Extension Option shall simultaneously terminate and be of no further force or effect. No assignee (other than a Permitted Transferee) or subtenant shall have any right to exercise the Extension Option granted herein.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:

501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company

By:	501 Second Street, L.P., a Delaware limited partnership Member

	By:	501 Second Street Management, LLC, a Delaware limited liability company General Partner

		By:	SKS 501 Second Street, LLC, a Delaware limited liability company Managing Member

			By:	/s/ Paul Stein
			Name:	Paul Stein
			Title:	Member

TENANT:

NBT TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Jerry Kennelly
Name:	Jerry Kennelly
Title:	CEO

By:

Name:

Title:

EXHIBIT A

FLOOR PLAN

Exhibit A

EXHIBIT B

BUILDING RULES AND REGULATIONS

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

3. If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

4. No signs will be permitted on any entry door unless the door is glass. All glass door signs must be approved by Landlord. Signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

5. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

6. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord’s standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

7. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 6 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

8. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

Exhibit B, Page 1

9. During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

10. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the property of any tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or cleaning of carpets or rugs or moving of furniture or other special services. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate.

11. No tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in its premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

12. Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

13. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.

14. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms which shall have been furnished to the Tenant or which the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

Exhibit B, Page 2

16. No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

17. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises or the Building.

18. No cooking shall be done or permitted by any tenant on its premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees shall be permitted, nor shall such premises be used for lodging.

19. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or any business or activity other than that specifically provided for in such tenant’s lease.

20. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

21. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls of the Building.

22. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

23. No furniture, freight, equipment, packages or merchandise will be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during non-business hours of the Building. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.

Exhibit B, Page 3

24. No tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

25. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

26. Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

27. Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

28. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

29. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

30. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

31. These Rules and Regulations may be changed from time to time, as Landlord may deem appropriate, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease.

Exhibit B, Page 4

EXHIBIT C

Intentionally omitted.

Exhibit C, Page 1

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is entered into as of                                 , 2003 by and between 501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and NBT Technology, Inc., a Delaware corporation (“Tenant”), with respect to that certain Office Lease dated as of January 23, 2003 (the “Lease”) respecting certain premises (the “Premises”) located in the building known as 501 Second Street, San Francisco, California.

Pursuant to Paragraph 2(a) of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is                                  , 20         and that the Expiration Date (as defined in the Lease) is                              , 20         .

This Memorandum supplements, and shall be a part of, the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.

LANDLORD:

501 SECOND STREET ASSOCIATES, LLC, a Delaware limited liability company

By:	501 Second Street, L.P., a Delaware limited partnership Member

	By:	501 Second Street Management, LLC, a Delaware limited liability company General Partner

		By:	SKS 501 Second Street, LLC, a Delaware limited liability company Managing Member

By:
Name:
Title:

TENANT:

NBT TECHNOLOGY, INC., a Delaware corporation

By:

Name:

Title:

Exhibit D